Exhibit 5.1

June 21, 2021

Creatd, Inc.

2050 Center Avenue Suite 640

Fort Lee, New Jersey 07024

Re:	Creatd, Inc. Legal Opinion
Registration Statement on Form S-3
File No.: 333-250982

Ladies and Gentlemen:

We have acted as counsel to Creatd, Inc., a Nevada corporation (the “Company”), with respect to certain matters in connection with the offering for sale of 862,500 shares (the “Shares”) of common stock (“Offering”), including 112,500 Shares of common stock subject to an over-allotment option granted by the Company to the Underwriters, pursuant to the Registration Statement (as defined below) and the Prospectus (as defined below). Unless defined herein, capitalized terms have the meanings given to them in that certain Underwriting Agreement dated June 17, 2021, by and between the Company and The Benchmark Company, LLC as the representative of the several underwriters to be named therein relating to the issuance and sale by the Company of the Shares (the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the following:

•

The Registration Statement on Form S-3 (No. 333-250982) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on November 25, 2020, as amended (including any documents incorporated by reference therein, the “Registration Statement,” and the related prospectus included in such Registration Statement (including any documents incorporated by reference therein, the “Base Prospectus”));

•	The final prospectus supplement, which includes the Base Prospectus, dated June 17, 2021 and filed with the Commission on June 21, 2021 pursuant to Rule 424(b) under the Securities Act, which is referred to as the “Prospectus”;

•	The Underwriting Agreement;

•	The Articles of Incorporation of the Company, as amended and effect on the date hereof;

•	The Amended and Restated Bylaws of the Company in effect on the date hereof;

•	The resolutions of the Board of Directors of the Company adopted on June 16, 2021, authorizing the execution and delivery of the Underwriting Agreement, the issuance and sale of the Shares, the preparation and filing of the Prospectus, the Offering and other actions with regard thereto; and

•	Such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Nevada Revised Statutes (“NRS”) and, when the Shares are delivered to and paid for in accordance with the terms of the Underwriting Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K or 8-K/A being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the NRS.

We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Lucosky Brookman LLP